Exhibit 99.1

Veritone Reports Financial Results for the First Quarter of 2018

— Artificial Intelligence Platform Revenues Reach First Million Dollar Quarter, Up 506% Year-over-Year —

— Total Company Revenue a Quarterly Record $4.4 Million, Up 41% Year-over-Year —

COSTA MESA, CA – May 8, 2018 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the first quarter ended March 31, 2018.

“Q1 was a great quarter for Veritone as we experienced an inflection point in our AI platform business,” said Veritone Chairman and CEO Chad Steelberg. “Our 506% year-over-year revenue growth in this business reflects the success we are beginning to achieve with our ‘land and expand’ strategy of making it easy and cost effective for customers to deploy AI to enable 1x and 2x solutions to their immediate business needs, and then increasing our business with them as they realize the power of our platform and create additional use cases. Today, aiWARE is extending the user’s cognitive capabilities while leveraging the insights only humans can provide. Over time, we expect to be able to enable our users and partners to deliver 10x solutions that can perform a greater range of human cognitive functions, which will fundamentally transform the way these organizations operate.”

First Quarter 2018 Key Performance Indicators (KPIs)

Veritone aiWARETM Artificial Intelligence Platform, Year-over-Year Results

•	70 customers on the platform at quarter-end, compared with 25, up 180%.

•	591 total accounts on the platform at quarter-end, compared with 57, up 937%.

•	184 active third-party cognitive engines on the platform at quarter-end, compared with 48, up 283%.

•	2.8 million total hours of video and audio files processed, compared with 367,000, up 664%.

•	$169,000 in monthly recurring revenue under agreements in effect at quarter-end, compared with $110,000, up 54%.

Media Agency Business, Year-over-Year Results

•	60 active clients during the quarter, compared with 39, up 54%.

•	14 net new clients added under master service agreements in effect at quarter-end, compared with eight, up 75%.

First Quarter 2018 Financial Results

Net revenues increased 41% to a record $4.4 million from $3.1 million in the same period in 2017. Media Agency revenues in the quarter totaled $3.1 million, an increase of 8% compared with the prior year period, and SaaS licensing revenues from the Company’s aiWARE platform in the quarter totaled a record $1.3 million, an increase of 506% compared with the prior year period.

Gross profit increased 31% to $3.8 million (87.1% of net revenues) from $2.9 million (93.7% of net revenues) in the same period in 2017. The decrease in gross margin was due primarily to the increase in cost of revenues related to the higher volume of data processed by the Company’s aiWARE platform during the quarter.

Total operating expenses increased 79% to $17.1 million from $9.5 million in the same period in 2017. The increase in operating expenses was due primarily to the Company’s higher headcount, particularly in software development, data science, and sales and marketing, as the Company continued to expand its business and enhance its AI platform, including developing new products and functionality.

Loss from operations was $13.2 million, an increase of $6.6 million compared with a loss from operations of $6.6 million in the first quarter of 2017.

Net loss attributable to common stockholders totaled $13.0 million, or $(0.81) per share (based on 16.1 million weighted average shares outstanding). The Company’s net loss attributable to common stockholders in the first quarter of 2017 was $6.9 million, or $(3.09) per share (based on 2.2 million weighted average shares outstanding).

Earnings before interest expense, taxes, depreciation, amortization and stock-based compensation (EBITDAS), a non-GAAP financial measure, totaled a loss of $10.2 million, compared with a loss of $6.4 million in the first quarter of 2017. See “About the Presentation of EBITDAS” below for an explanation of the items excluded from the calculation of EBITDAS and the reconciliation of net loss to EBITDAS following the financial statements at the end of this news release. The higher EBITDAS loss was due primarily to the addition of software development, data science and sales and marketing resources, which management expects will lead to enhancements in the Company’s aiWARE platform and increased net revenues in the future.

Cash: As of March 31, 2018, the Company had cash and cash equivalents and marketable securities of $54.5 million and no long-term debt.

Management Commentary

“The first quarter was a strong start to the year, highlighted by significant growth in our AI platform business, particularly within our legal and media verticals,” said Steelberg.

“Our SaaS revenues generated by our aiWARE platform increased more than 500% year-over-year, and we exceeded our guidance for all of our AI platform KPI’s, which included strong increases in the total number of accounts and third-party engines, as well as a record 70 customers on the platform at the end of the quarter. We also processed roughly the same volume of video and audio files during the quarter as we did in all of 2017. This incredible growth was driven primarily by the traction we are gaining in our legal vertical, including a significant eDiscovery project during the quarter. This vertical market has the potential to be a major growth area for our business, and we believe that this quarter’s result is just the beginning of what we expect to be significant growth in the use of our aiWARE platform by legal professionals to analyze audio recordings.

“Our Media Agency business also made meaningful contributions to our overall increase in net revenues in the first quarter. This part of our business continues to perform well, reflected by the 8% year-over-year increase in net revenues despite a large campaign we completed for a new customer in the first quarter of 2017 that did not repeat in the current period. While we can experience quarterly fluctuations in our media agency revenues, we are continually growing and diversifying our client base. Our efforts in this area have increased our active client base by more than 50% year-over-year.

“Our overall performance in the first quarter, particularly within our AI platform business, represents a major step forward, showing solid traction in key growth areas like the legal market. Moving forward, we are continuing to make additional enhancements and refinements to our aiWARE platform to accelerate the growth we are now beginning to realize and to enable our business to scale in the future.”

Second Quarter 2018 Key Performance Indicators (KPIs) Outlook

For the second quarter ending June 30, 2018, Veritone expects to achieve the following KPIs for its aiWARE platform:

•	Add 15 customers;

•	Add 30 accounts;

•	Add 20 active third-party cognitive engines; and

•	Process 3.5 million total hours of video and audio content during the quarter.

Conference Call

Veritone will hold a conference call today, May 8, 2018, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time) to discuss these results and provide an update on business conditions. Veritone management will host the presentation, followed by a question and answer period. The call will be open to all interested parties through a live audio web broadcast via the Internet at investors.veritone.com. The call will also be available by dialing 866-393-8573 within the U.S. and Canada or 409-350-3155 from abroad.

Please call the conference telephone number 5-10 minutes prior to the start time and reference the conference ID 5594446. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

The webcast will be archived on the Veritone investor relations website and a telephonic playback of the conference call will also be available by dialing the following numbers:

Toll-free replay number: 855-859-2056

International replay number: 404-537-3406

Replay ID: 5594446

About Veritone

Veritone (NASDAQ: VERI) is a leading artificial intelligence company that has developed aiWARE, an AWS-certified platform offering orchestrated, cognitive computing to transform and analyze unstructured data for clients in a variety of markets, including media and entertainment, legal, compliance and government. The open platform integrates an ecosystem of cognitive engines, which can be orchestrated together, and a suite of proprietary applications, to reveal unprecedented, multivariate insights from linear files such as radio and TV broadcasts, surveillance footage and public and private content globally. Veritone is the presenting sponsor of the Artificial Intelligence Marketplace at CES and has been recognized by Oracle for Excellence in Application Development. To learn more, visit Veritone.com and interact with us on Twitter and LinkedIn.

About the Presentation of EBITDAS

EBITDAS is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDAS are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDAS differently. The Company presents EBITDAS because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider EBITDAS in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding its ability to deliver 10X solutions in the future that can perform a greater range of human cognitive functions and will fundamentally transform the way organizations operate, the Company’s expectation that its addition of software development, data science and sales and marketing resources will lead to increased net revenues in the future, the Company’s expectation of being able to grow its net revenues in the legal market in the future, the expected growth in the Company’s net revenues and its ability to scale in the future resulting from its enhancements and refinements to its aiWARE platform, the expected numbers of new customers, accounts and active third-party cognitive engines on the platform as of the end of the second quarter of 2018, and the total hours of video and audio files expected to be ingested and processed on the platform in the second quarter of 2018. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE platform, and to continue to be able to access and utilize such engines and applications, and the cost thereof; technical challenges the Company may face in standardizing its APIs to facilitate and expedite such integration; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE platform; the Company’s ability to expand its sales and marketing team and to achieve broad recognition of and customer acceptance for its AI platform; and the Company’s ability to successfully identify, execute and integrate future acquisitions; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s belief’s estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Pete Collins, CFO

Veritone, Inc.

(888) 507-1737 x202

pcollins@veritone.com

Investor Relations Contact:

Scott Liolios and Matt Glover

Liolios Group, Inc.

(949) 574-3860

VERI@liolios.com

VERITONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share and share data)

(Unaudited)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$21,026	$29,545
Marketable securities	33,492	39,598
Accounts receivable, net of allowance for doubtful accounts of $27 and $38, respectively	9,686	7,691
Expenditures billable to clients	5,063	4,163
Prepaid expenses and other current assets	2,300	2,808

Total current assets	71,567	83,805

Property, equipment and improvements, net	2,324	680
Intangible assets, net	2,837	3,026
Other assets	1,000	1,047

Total assets	$77,728	$88,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,585	$13,338
Accrued media payments	6,912	5,999
Other accrued liabilities	2,845	4,442
Client advances	5,240	3,477

Total current liabilities	26,582	27,256

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.001 per share; 75,000,000 shares authorized: 16,254,054 and 16,158,883 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	16	16
Additional paid-in capital	173,817	170,728
Accumulated deficit	(122,479)	(109,307)
Accumulated other comprehensive loss	(208)	(135)

Total stockholders’ equity	51,146	61,302

Total liabilities and stockholders’ equity	$77,728	$88,558

VERITONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share and share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net revenues	$4,388	$3,108
Cost of revenues	564	196

Gross profit	3,824	2,912

Operating expenses:
Selling and marketing	5,748	2,599
Research and development	4,528	3,264
General and administrative	6,778	3,680

Total operating expenses	17,054	9,543

Loss from operations	(13,230)	(6,631)
Other income, net	183	786

Loss before provision for income taxes	(13,047)	(5,845)
Provision for income taxes	2	2

Net loss	(13,049)	(5,847)
Accretion of redeemable convertible preferred stock	—	(1,073)

Net loss attributable to common stockholders	$(13,049)	$(6,920)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.81)	$(3.09)

Weighted average shares outstanding attributable to common stockholders:
Basic and diluted	16,069,549	2,239,392

Comprehensive loss:
Net loss	$(13,049)	$(5,847)
Unrealized loss on marketable securities, net of income taxes	(63)	—
Foreign currency translation adjustments, net of income taxes	(10)	—

Total comprehensive loss	$(13,122)	$(5,847)

VERITONE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(13,049)	$(5,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	355	59
Amortization of debt discounts and issuance costs	—	2,054
Change in fair value of warrant liability	—	(3,118)
Provision for doubtful accounts	(11)	67
Stock-based compensation expense	2,474	125
Changes in assets and liabilities:
Accounts receivable	(1,984)	(2,915)
Expenditures billable to clients	(900)	(1,484)
Prepaid expenses and other current assets	541	(2,111)
Accounts payable	(1,753)	4,328
Accrued media payments	913	—
Customer advances	1,763	(282)
Other accrued liabilities	(1,597)	4,012

Net cash used in operating activities	(13,248)	(5,112)

Cash flows from investing activities:
Proceeds from sales of marketable securities	6,000	—
Capital expenditures	(1,693)	—
Intangible assets acquired	(70)	(30)

Net cash provided by (used in) investing activities	4,237	(30)

Cash flows from financing activities:
Common stock offering costs	(64)	(83)
Proceeds from issuance of convertible note payable	—	2,000
Proceeds from issuance of stock under employee stock plans	556	—
Debt issuance costs	—	(15)
Other	—	(56)

Net cash provided by financing activities	492	1,846

Net decrease in cash and cash equivalents	(8,519)	(3,296)
Cash and cash equivalents, beginning of period	29,545	12,078

Cash and cash equivalents, end of period	$21,026	$8,782

Supplemental Disclosure of Cash Flow Information:
Non-cash financing activities:
Unpaid deferred public offering costs	$—	$263

VERITONE, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDAS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Loss to EBITDAS:
Net loss	$(13,049)	$(5,847)
Provision for income taxes	2	2
Depreciation and amortization	355	59
Amortization of debt discounts and issuance costs	—	2,054
Change in fair value of warrant liability	—	(3,118)
Interest expense	—	300
Stock-based compensation expense	2,474	125

EBITDAS	$(10,218)	$(6,425)

VERITONE, INC.

NET REVENUES DETAIL

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Media agency revenues, net	$3,121	$2,899
AI platform revenues	1,267	209

Net revenues	$4,388	$3,108

VERITONE, INC.

KEY PERFORMANCE INDICATORS (KPIs)

(unaudited)

(dollar amounts in thousands)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
AI Platform Business
# of Customers	5	13	18	25	38	37	57	70
# of Accounts	8	14	23	57	169	170	467	591
# of Hours of Data Processed	178,000	331,000	447,000	367,000	438,000	711,000	1,357,000	2,805,000
# of AI Engines	19	28	41	48	69	122	151	184
Total Contract Value of Bookings	$126	$264	$223	$1,947	$151	$2,645	$360	$237
Monthly Recurring Revenue	$24	$70	$46	$110	$132	$135	$173	$169
Net Revenues	$73	$98	$296	$209	$348	$431	$476	$1,267

Media Agency Business
Active Clients	35	35	44	39	45	49	57	60
Average Media Spend per Active Client	$499	$570	$572	$670	$695	$649	$464	$490
Net Revenues	$1,938	$2,223	$2,207	$2,899	$3,739	$3,288	$3,023	$3,121